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                                                                      Exhibit 11

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 21 to Registration Statement Nos. 033-52050/811-03713 on Form S-6 of our report dated March 31, 2009, relating to the financial statements of each of the Sub-Accounts of New England Variable Life Separate Account and our report dated April 20, 2009, relating to the consolidated financial statements of New England Life Insurance Company (the "Company") (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the fact that the Company changed its method of accounting for certain assets and liabilities to a fair value measurement approach as required by accounting guidance adopted on January 1, 2008, and changed its method of accounting for income taxes as required by accounting guidance adopted on January 1, 2007), both appearing in the Prospectus Supplement, which is part of such Registration Statement, and to the reference to us under the heading "Independent Registered Public Accounting Firm" in the Prospectus Supplement, also in such Registration Statement.

We consent to the incorporation by reference in this Post-Effective Amendment No. 21 to Registration Statement Nos. 033-52050/811-03713 on Form S-6 of our report dated April 3, 2009, relating to the consolidated financial statements of Metropolitan Life Insurance Company and subsidiaries ("MLIC")(which report expresses an unqualified opinion and includes an explanatory paragraph referring to the fact that MLIC changed its method of accounting for certain assets and liabilities to a fair value measurement approach as required by accounting guidance adopted on January 1, 2008, and changed its method of accounting for deferred acquisition costs and for income taxes as required by accounting guidance adopted on January 1, 2007), appearing in the Statement of Additional Information in Post-Effective Amendment No. 22/Amendment No. 41 to Registration Statement Nos. 033-57320/811-06025 of Metropolitan Life Separate Account UL, and to the reference to us under the heading "Independent Registered Public Accounting Firm" in the Statement of Additional Information, also in such Registration Statement.


/s/ DELOITTE & TOUCHE LLP


Tampa, Florida
April 22, 2009